Exhibit 4.73

11.00% Convertible Senior Subordinated Notes due 2018

REGISTRATION RIGHTS AGREEMENT

by and among

Realogy Corporation

Domus Holdings Corp.

the subsidiaries of Realogy Corporation parties hereto

and

J.P. Morgan Securities LLC

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

Dated as of January 5, 2011

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of January 5, 2011, by and among Realogy Corporation, a Delaware corporation (the “Company”), Domus Holdings Corp., a Delaware corporation and the indirect parent of the Company (“Holdings”), the subsidiaries of the Company listed on Schedule A hereto (collectively, together with Holdings, the “Guarantors”), J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC. and Goldman, Sachs & Co. (collectively, the “Dealer Managers”), each of whom has agreed to act as a dealer manager pursuant to the Dealer Manager Agreement (as defined below) with respect to the Company’s offers to exchange (the “Exchange Offers”) its 11.00% Series A Convertible Senior Subordinated Notes due 2018, 11.00% Series B Convertible Senior Subordinated Notes due 2018 and 11.00% Series C Convertible Senior Subordinated Notes due 2018 (such convertible notes collectively, the “Notes”) or its 11.50% Senior Notes due 2017, 12.00% Senior Notes due 2017 or 13.375% Senior Subordinated Notes due 2018, in each case issued by the Company and fully and unconditionally guaranteed by the Guarantors (the “Guarantees”) for certain of its outstanding securities (the “Outstanding Securities”) and the Company’s concurrent solicitation of consents to amend the indentures pursuant to which the Outstanding Securities were issued (the “Solicitations”). The Notes and the Guarantees thereof are herein collectively referred to as the “Debt Securities”.

This Agreement is made pursuant to the Dealer Manager Agreement, dated November 30, 2010 (the “Dealer Manager Agreement”), among the Company, the Guarantors and the Dealer Managers for the benefit of the holders from time to time of the Debt Securities and the Class A Common Stock of Holdings issued upon conversion of the Notes. In connection with the Dealer Manager Agreement and the Exchange Offers, the Issuing Companies and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Dealer Managers set forth in Section 6(h) of the Dealer Manager Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest: Any additional interest payable with respect to the Registrable Notes due to an increase in interest rate pursuant to Section 3 hereof.

Advice: As defined in Section 4 hereof.

Agreement: As defined in the preamble hereto.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Class A Common Stock: means shares of Holdings’ Class A common stock, par value $0.01 per share.

Closing Date: The date of this Agreement.

Commission: The Securities and Exchange Commission.

Company: As defined in the preamble hereto.

Dealer Manager Agreement: As defined in the preamble hereto.

Dealer Managers: As defined in the preamble hereto.

Debt Securities: As defined in the preamble hereto.

Effective Time: means the time at which the Commission declares any Shelf Registration Statement effective or at which any Shelf Registration Statement otherwise becomes effective.

Effectiveness Target Date: As defined in Section 2(a) hereof.

Election Holder: has the meaning assigned thereto in Section 4(a)(i) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Offers: As defined in the preamble hereto.

FINRA: The Financial Industry Regulatory Authority, Inc.

Free Writing Prospectus: Any free writing prospectus, as such term is defined in Rule 405 under the Securities Act, relating to any portion of the Securities.

Guarantees: As defined in the preamble hereto.

Guarantors: As defined in the preamble hereto.

Holder: means any person who owns, beneficially or otherwise, any Registrable Security.

Holdings: As defined in the preamble hereto.

Indemnified Holder: As defined in Section 6(a) hereof.

Indenture: The Indenture dated as of January 5, 2011, by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), pursuant to which the Debt Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Issuing Companies: The Company and Holdings.

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Notes: As defined in the preamble hereto.

Notice and Questionnaire: means a Notice of Registration Statement and Selling Securityholder Notice and Questionnaire, which shall be substantially in the form of Appendix A hereto.

Outstanding Securities: As defined in the preamble hereto.

Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registrable Notes: All or any portion of the Notes that are Registrable Securities.

Registrable Securities: All or any portion of the Notes issued under the Indenture and all of the shares of Class A Common Stock issued upon conversion of such Notes until, in the case of any such securities, the earliest of:

(x) the date on which such security has been registered under the Securities Act and disposed of pursuant to an effective registration statement; provided that, if such security is a share of Class A Common Stock issued upon conversion of a Note that has been so registered and disposed of, the date on which the Note that was converted was registered and disposed of;

(y) the date on which such security is distributed to the public pursuant to Rule 144 under the Securities Act or may be sold or transferred by a person who is not an Affiliate of the Company pursuant to Rule 144 under the Securities Act (or any other similar provision then in force) without any volume or manner of sale restrictions thereunder; and

(z) the date on which such securities cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

Registration Default: As defined in Section 3 hereof.

Securities Act: The Securities Act of 1933, as amended.

Shelf Registration Statement: As defined in Section 2(a) hereof.

Solicitations: As defined in the preamble hereto.

Suspension Period: has the meaning assigned thereto in Section 2(c) hereof.

Suspension Notice: has the meaning assigned thereto in Section 2(c) hereof.

10-K Filing Date: As defined in Section 2(a) hereof.

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Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

Trustee: As defined in the definition of Indenture above.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company or Holdings are sold to an underwriter for reoffering to the public.

SECTION 2. Shelf Registration.

(a) The Issuing Companies and the Guarantors shall:

(x) cause to be filed a shelf registration statement on Form S-1 (or such other form under the Securities Act then available to the Issuing Companies) pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) as soon as practicable but in any event on or prior to 15 days after the date the Issuing Companies would be obligated to file its Form 10-K for the year ended December 31, 2010 with the Commission if the Issuing Companies were a non-accelerated filer subject to Sections 13 or 15(d) of the Exchange Act (the “10-K Filing Date”), which Shelf Registration Statement shall provide for resales of all Registrable Securities the Holders of which shall have provided the information required pursuant to Section 4(a) hereof (but shall not include any other securities unless approved by a majority of the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement); and

(y) cause such Shelf Registration Statement to be declared effective by the Commission as promptly as possible (unless it becomes effective automatically upon filing), and in any event on or prior to 120 days after the 10-K Filing Date (the “Effectiveness Target Date”).

(b) Each of the Issuing Companies and the Guarantors shall keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4 hereof to the extent necessary to ensure that it is available for resales of Registrable Securities by the Holders of Registrable Securities entitled to the benefit of this Section 2, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier of: (i) the sale of all outstanding Registrable Securities registered under the Shelf Registration Statement; and (ii) the point when all the Registrable Securities may be sold freely under Rule 144 under the Securities Act (or any other similar provision then in force) without volume limitations or public information requirements. During the period during which the Issuing Companies and the Guarantors are required to maintain an effective Shelf Registration Statement pursuant to this Agreement, the Issuing Companies and the Guarantors will, prior to the expiration of that Shelf Registration Statement, file, cause to be declared effective (unless it becomes effective automatically upon filing) within a period that avoids any interruption in the ability of Holders of Securities covered by the expiring Shelf Registration Statement to make registered dispositions, a new registration statement relating to the Securities, which shall be deemed the “Shelf Registration Statement” for purposes of this Agreement.

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(c) The Issuing Companies may suspend the use of the Prospectus and the Shelf Registration Statement for a period not to exceed an aggregate of 90 days in any 12-month period (each, a “Suspension Period”), if the Boards of Directors of either the Company or Holdings shall have determined in good faith that because of valid business reasons (not including avoidance of the Issuing Companies’ obligations hereunder), including the acquisition or divestiture of assets, pending corporate developments, public filings with the Commission, including post-effective amendments or new Shelf Registration Statements necessary to comply with its obligations hereunder, and similar events, it is in the best interests of the Company or Holdings to suspend such use, and prior to suspending such use the Company and Holdings shall provide the Election Holders written notice of such suspension (a “Suspension Notice”). No Holder shall effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company or Holdings until such date as such Holder receives Advice that the Shelf Registration Statement is again available for resales. If so directed by the Company or Holdings, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Securities at the time of receipt of the Suspension Notice. The Company and Holdings shall provide copies of the Prospectus that is a part of the Shelf Registration Statement to each Election Holder, issue a press release when the Shelf Registration Statement has been filed with the Commission and when such Shelf Registration Statement has become effective and the Issuing Companies and the Guarantors shall take such other actions as may be required to permit public resales of the Registrable Securities.

(d) The Company or Holdings may, upon written notice to all Holders of Registrable Securities, postpone having the Shelf Registration Statement declared effective, for a reasonable period not to exceed 90 days if any of the Company or Holdings possesses material non-public information the disclosure of which would have a material adverse effect on the Company or Holdings and their subsidiaries taken as a whole.

SECTION 3. Additional Interest. If (i) a Shelf Registration Statement has not been filed within 15 days after the 10-K Filing Date, (ii) on or prior to the Effectiveness Target Date, the initial Shelf Registration Statement has not been declared effective by the Commission, or (iii) any Shelf Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or the Issuing Companies otherwise prevent holders of Registrable Securities from making sales under such Shelf Registration Statement, for more than 90 days, whether or not consecutive, during any 12-month period (each such event referred to in clauses (i) through (iii), a “Registration Default”), the Company and the Guarantors hereby agree that the interest rate borne by the Notes shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum. Following the earliest of (x) the cure of all Registration Defaults relating to any particular Registrable Securities, (y) the sale of all outstanding Registrable Securities registered under the Shelf Registration Statement and (z) the point when all the Registrable Securities may be sold freely under Rule 144 under the Securities Act (or any other similar provision then in force) without volume limitations or public information requirements, the interest rate borne by the relevant Registrable Notes will be reduced to the original interest rate borne by such Registrable Notes and the accrual of Additional Interest will cease with respect to such Registrable Notes; provided, however, that if, after any such reduction

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in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Registrable Notes shall again be increased pursuant to the foregoing provisions. All accrued Additional Interest will be paid by the Company and the Guarantors on each interest payment date to the Holder in the same manner as interest is paid under the Indenture.

Notwithstanding the foregoing, (i) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending and (ii) a Holder of Registrable Notes that is not entitled to the benefits of the Shelf Registration Statement (because, e.g., such Holder has not elected to include information or has not timely delivered such information to the Company pursuant to Section 4(a) hereof) shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the Shelf Registration Statement.

All obligations of the Company and the Guarantors set forth in the first paragraph of this Section 3 that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 4. Registration Procedures.

In connection with the Shelf Registration Statements, the following provisions shall apply:

(a) (i) Not less than 30 days prior to the intended Effective Time of the initial Shelf Registration Statement, the Company shall distribute the Notice and Questionnaire to the Holders of Registrable Securities. The Issuing Companies shall take action to name as a selling securityholder in the initial Shelf Registration Statement at the time of its effectiveness each Holder that properly completes, executes and delivers a Notice and Questionnaire to the Company at the address set forth in the Notice and Questionnaire (an “Election Holder”). The Issuing Companies shall not be required to take any action to name any Holder as a selling securityholder in the initial Shelf Registration Statement at the time of its effectiveness or to enable any Holder to use the Prospectus forming a part thereof for resales of Registrable Securities unless such Holder has returned a properly completed and signed Notice and Questionnaire to the Company on or before the fifth Business Day before the intended Effective Time. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

(ii) Except as otherwise provided in this Section 4(a)(ii), the Issuing Companies shall as promptly as is practicable after the date a completed and signed Notice and Questionnaire is delivered to the Company, and in any event within 30 days after such date, prepare and file with the Commission (x) a supplement to the Prospectus relating to the Shelf Registration Statement or, if required by applicable law, a post-effective amendment to the Shelf Registration Statement or a new Shelf Registration Statement in order to permit such Holder delivering such Notice and Questionnaire to be named as a selling securityholder in the Shelf Registration Statement and to deliver the Prospectus to purchasers of such Holder’s Registrable Securities in accordance with applicable law; provided, that if a Notice and Questionnaire is delivered to the Company during a

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Suspension Period, or the Issuing Companies initiate a Suspension Period within 30 days after receiving the Notice and Questionnaire, the Issuing Companies shall be obligated to take the actions set forth in this clause (ii) within 30 days after the end of such Suspension Period; provided, further, the Issuing Companies shall not be obligated to file more than one supplement to the Prospectus per 30-day period in order to name as a selling securityholder any Holder that has provided the Company with a completed Notice and Questionnaire after the fifth Business Day before the Effective Time of the initial Shelf Registration Statement. If the Issuing Companies file a post-effective amendment or a new Shelf Registration Statement, the Issuing Companies shall use reasonable efforts to cause the post-effective amendment or new Shelf Registration Statement to become effective under the Securities Act as promptly as practicable, but in any event by the 90th day after the date the Issuing Companies are required to file the post-effective amendment or new Shelf Registration Statement. However, if a post-effective amendment or a new Shelf Registration Statement is required in order to permit resales by Holders seeking to include Registrable Securities in a Shelf Registration Statement after the Effective Time of the initial Shelf Registration Statement, the Issuing Companies will not be required to file more than one post-effective amendment or new Shelf Registration Statement for such purpose in any 90-day period.

(b) General Provisions. In connection with any Shelf Registration Statement and any Prospectus required by this Agreement to permit the resale of Registrable Securities and any Free Writing Prospectus (including, without limitation, any Shelf Registration Statement and the related Prospectus required to permit resales of Securities by Broker-Dealers and any Free Writing Prospectus related thereto), each of the Issuing Companies and the Guarantors shall:

(i) use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective during the period required by this Agreement and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors for the period specified in Section 2 hereof, as applicable); upon the occurrence of any event that would cause any such Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, the Issuing Companies shall file promptly an appropriate amendment to such Shelf Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B) use its commercially reasonable efforts to cause such amendment to be declared effective (unless automatically declared effective) and such Shelf Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the applicable period set forth in Section 2 hereof, as applicable, or such shorter period as will terminate when all Registrable Securities covered by such Shelf Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424, 430A and 430B under the Securities Act in a timely manner; and

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comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement or supplement to the Prospectus;

(iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus, any Prospectus supplement, any post-effective amendment or any Free Writing Prospectus has been filed, and, with respect to any Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act, of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, of the issuance by the Commission of a notification of objection to the use of the form on which the Shelf Registration Statement has been filed, or of the happening of any event that causes either of the Issuing Companies to become an “ineligible issuer,” as defined in Rule 405 under the Securities Act and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement or a notification of objection to the use of the form on which the Shelf Registration Statement has been filed or if any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, each of the Issuing Companies and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

(iv) (A) furnish without charge to each selling Holder named in any Shelf Registration Statement that has requested such copies, if any, and each of the underwriter(s), if any, before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Shelf Registration Statement), which documents will be subject to the review and comment of such requesting Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Issuing Companies will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of a

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underwriter, if any, shall be deemed to be reasonable if such Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v) promptly prior to the filing of any document that is to be incorporated by reference into a Shelf Registration Statement or Prospectus, provide copies of such document to each selling Holder named in any Shelf Registration Statement that has requested such documents, if any, and to the underwriter(s), if any, make the Issuing Companies’ and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, subject to customary confidentiality agreements, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

(vi) make available, subject to customary confidentiality agreements, at reasonable times for inspection by the managing underwriter(s), if any, participating in any disposition pursuant to such Shelf Registration Statement and any attorney or accountant retained by any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Issuing Companies and the Guarantors, and cause the Issuing Companies’ and the Guarantors’ officers, directors and employees to supply all information, in each case as shall be reasonably necessary to enable any such Holder, underwriter, attorney or accountant to exercise any applicable responsibilities in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent reasonably requested by the managing underwriter(s), if any;

(vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the principal amount of Regitrable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) cause the Registrable Notes covered by the Shelf Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Securities covered thereby or the underwriter(s), if any;

(ix) if requested, furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and

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schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Issuing Companies and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

(xi) enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other commercially reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Holder of Registrable Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Issuing Companies and the Guarantors shall:

(A) furnish to each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:

(1) a certificate, dated the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) in the case of the Issuing Companies, the President or any Vice President and a principal financial or accounting officer and (z) in the case of the Guarantors, the President or any Vice President, in each case, confirming, as of the date thereof, the matters set forth in Section 6(e) of the Dealer Manager Agreement and such other matters as such parties may reasonably request;

(2) if requested by a majority of selling Holders, an opinion, dated the date of effectiveness of the Shelf Registration Statement, as the case may be, of (i) counsel for the Issuing Companies and the Guarantors, covering the matters set forth in the opinion delivered pursuant to Section 6(c) of the Dealer Manager Agreement (with such changes as are necessary and appropriate to address the fact that the Registrable Securities are being sold for cash in a registered public offering) and (ii) the General Counsel of the Issuing Companies and the Guarantors, covering matters set forth in the opinion delivered pursuant to Section 6(c) of the Dealer Manager Agreement (with such changes as are necessary and appropriate to address the fact that the Registrable Securities are being sold for cash in a registered public offering) and such other matters customarily covered in opinions requested in similar offerings, and in each

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case, including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Issuing Companies and the Guarantors, representatives of the independent public accountants for the Issuing Companies and the Guarantors, representatives of the underwriter(s), if any, and counsel to the underwriter(s), if any, in connection with the preparation of such Shelf Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel’s attention that caused such counsel to believe that the applicable Shelf Registration Statement, (A) at the date of the opinion and at the time such Shelf Registration Statement or any post-effective amendment thereto became effective and (B) at the applicable time identified by such Holders or managing underwriters, in the case of (A) and (B) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Shelf Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial or statistical data included in any Shelf Registration Statement contemplated by this Agreement or the related Prospectus, and such opinions may be further subject to assumptions and qualifications substantially similar to those set forth in the opinions delivered pursuant to Sections 6(c) of the Dealer Manager Agreement (with such changes as are necessary and appropriate to address the fact that the Registrable Securities are being sold for cash in a registered public offering); and

(3) in connection with an Underwritten Registration or Underwritten Offering, a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Issuing Companies’ independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letter delivered pursuant to Section 6(d) of the Dealer Manager Agreement, without exception;

(B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 6 hereof with respect to all parties to be indemnified pursuant to said Section; and

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(C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 4(b)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuing Companies or any of the Guarantors pursuant to this Section 4(b)(xi), if any.

If at any time the representations and warranties of the Issuing Companies and the Guarantors contemplated in Section 4(b)(xi)(A)(1) hereof cease to be true and correct, the Issuing Companies or the Guarantors shall so advise the Dealer Managers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xii) prior to any public offering of Registrable Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective as required by the provisions of Section 4 hereof and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement; provided, however, that none of the Issuing Companies or the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where it is not then so subject;

(xiii) subject to the terms of the Indenture, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Registrable Securities made by such Holders or underwriter(s);

(xiv) use its commercially reasonable efforts to cause the Registrable Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities, subject to the proviso contained in Section 4(b)(xii) hereof;

(xv) if any fact or event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

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(xvi) provide a CUSIP number for all Debt Securities not later than the effective date of the Shelf Registration Statement covering such Debt Securities and provide the Trustee under the Indenture with printed certificates for such Debt Securities which are in a form eligible for deposit with The Depository Trust Company and take all other action necessary to ensure that all such Debt Securities are eligible for deposit with The Depository Trust Company;

(xvii) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;

(xviii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earning statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Issuing Companies’ first fiscal quarter commencing after the effective date of the Shelf Registration Statement;

(xix) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Debt Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute, and to use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xx) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

Each Holder agrees by acquisition of a Registerable Security that, upon receipt of any notice from the Company or Holdings of the existence of any fact of the kind described in Section 4(b)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Registerable Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xv) hereof, or until it is advised in writing (the “Advice”) by the Company or Holdings that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company or Holdings, each Holder will deliver to the Company or Holdings (at the Company’s or Holdings expense, as applicable) all copies, other than permanent file copies then in such Holder’s possession, of the

14

Prospectus covering such Registrable Securities that was current at the time of receipt of such notice.

(c) If the Issuing Companies have an effective Shelf Registration Statement on Form S-1 under the Securities Act and are required to file a new Shelf Registration Statement on Form S-1 or become eligible to use Form S-3 or such other short-form registration statement form under the Securities Act, the Issuing Companies and the Guarantors may, upon 30 days prior written notice to all Holders, register any Registrable Securities registered but not yet distributed under the effective Shelf Registration Statement on such new Shelf Registration Statement on Form S-1 or on such a short-form Shelf Registration Statement and, once such new Shelf Registration Statement on Form S-1 or such short-form Shelf Registration Statement is declared effective, de-register such securities under the previous Registration Statement or transfer the filing fees from the previous Registration Statement (such transfer pursuant to Rule 429, if applicable) unless any Holder registered under the initial Shelf Registration Statement notifies the Company within 10 days of receipt of the Company notice that such a registration under a new Registration Statement and de-registration of the initial Shelf Registration Statement would interfere with its distribution of Registrable Securities already in progress.

SECTION 5. Registration Expenses.

(a) All expenses incident to the Issuing Companies’ and the Guarantors’ performance of or compliance with this Agreement will be borne by the Issuing Companies and the Guarantors, jointly and severally, regardless of whether a Shelf Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any of the Dealer Managers or any Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter”, and one counsel to such person, that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws (including the reasonable fees and disbursements of one counsel to the Holders of Registrable Securities); (iii) all expenses of printing (including printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuing Companies, the Guarantors and, subject to Section 5(b) hereof, one counsel to the Holders of Registrable Securities; (v) all application and filing fees in connection with listing the Registrable Securities on a securities exchange or automated quotation system pursuant to the requirements thereof, if required to so list; and (vi) all fees and disbursements of independent certified public accountants of the Issuing Companies and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Issuing Companies and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuing Companies or the Guarantors.

15

(b) In connection with any Shelf Registration Statement required by this Agreement, the Issuing Companies and the Guarantors, jointly and severally, will reimburse the Holders of Registrable Securities being registered pursuant to the Shelf Registration Statement, for the reasonable fees and disbursements of not more than one counsel, who shall be Simpson Thacher & Bartlett LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Registrable Securities for whose benefit such Registration Statement is being prepared.

SECTION 6. Indemnification.

(a) The Issuing Companies and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus (or any amendment or supplement thereto) or Free Writing Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability that the Issuing Companies or any of the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Issuing Companies or the Guarantors, such Indemnified Holder shall promptly notify the Issuing Companies and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Issuing Companies or the Guarantors of its obligations pursuant to this Agreement. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Issuing Companies and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Issuing Companies and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm

16

shall be designated by the Holders. The Issuing Companies and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Issuing Companies’ and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Issuing Companies and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Issuing Companies and the Guarantors. The Issuing Companies and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding, and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Holder.

(b) Each Holder of Registrable Securities agrees, severally and not jointly, to indemnify and hold harmless the Issuing Companies, the Guarantors and their respective directors, officers of the Issuing Companies and the Guarantors who sign a Shelf Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the Issuing Companies or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Issuing Companies and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Issuing Companies, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given the Issuing Companies and the Guarantors, and the Issuing Companies, the Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Issuing Companies and the Guarantors, on the one hand, and the Holders, on the other hand, from the Exchange Offers and Solicitations and the transactions contemplated thereby (which in the case of the Issuing Companies and the Guarantors shall be deemed to be equal to the principal amount of the Notes), the amount of Additional Interest which did not become payable as a result of the filing of the Shelf Registration Statement resulting in such losses, claims, damages, liabilities, judgments, actions or expenses, and such Shelf Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Issuing Companies and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which

17

resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Issuing Companies and the Guarantors, on the one hand, and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any of the Issuing Companies or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 6(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Issuing Companies, the Guarantors and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total price received with respect to the sale of the Debt Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 6(c) are several in proportion to the respective principal amount of Debt Securities held by each of the Holders hereunder and not joint.

SECTION 7. Rule 144A. Each of the Issuing Companies and the Guarantors hereby agrees with each Holder, for so long as any Registrable Securities remain outstanding, to make available to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A under the Securities Act.

SECTION 8. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) receives the Company’s prior written consent, (b) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (c) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

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SECTION 9. Selection of Underwriters. In any Underwritten Offering of Registrable Securities, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

SECTION 10. Miscellaneous.

(a) Remedies. Each of the Issuing Companies and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate. Other than the Issuing Companies’ and the Guarantors’ obligation to pay Additional Interest, the Issuing Companies and the Guarantors will not have any liabilities for damages with respect to a Registration Default on any Registrable Security.

(b) No Inconsistent Agreements. Each of the Issuing Companies and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with the rights granted to any of the holders of the Issuing Companies’ or any of the Guarantors’ securities under any agreement entered into or in effect on the date hereof.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 3 hereof and this Section 10(c)(i), obtained the written consent of Holders of all outstanding Registrable Securities affected thereby and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Registrable Securities (including any Registrable Securities held by the Company or its Affiliates).

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Issuing Companies or the Guarantors:

Realogy Corporation

One Campus Drive

Parsippany, NJ 07054

Attention: General Counsel

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

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Telecopier No: (917) 777-3497

Attention: Stacy Kanter, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Registrable Securities from such Holder.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuing Companies and the Guarantors with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

REALOGY CORPORATION

By	/s/ Anthony E. Hull
	Name:	Anthony E. Hull
	Title:	EVP, CFO & Treasurer

DOMUS HOLDINGS CORP.

By	/s/ Anthony E. Hull
	Name:	Anthony E. Hull
	Title:	EVP, CFO & Treasurer

[Signature Page to Registrations Rights Agreement – Convertible Notes]

CARTUS CORPORATION CDRE TM LLC NRT INSURANCE AGENCY, INC. REALOGY OPERATIONS LLC REALOGY SERVICES GROUP LLC REALOGY SERVICES VENTURE PARTNER LLC SOTHEBY’S INTERNATIONAL REALTY LICENSEE LLC WREM, INC.

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Chief Financial Officer

[Signature Page to Registrations Rights Agreement – Convertible Notes]

ASSOCIATES REALTY, INC.

CARTUS ASSET RECOVERY CORPORATION

CARTUS PARTNER CORPORATION

FEDSTATE STRATEGIC CONSULTING,

INCORPORATED

J.W. RIKER – NORTHERN R.I., INC.

LAKECREST TITLE, LLC

NRT PHILADELPHIA LLC

REFERRAL NETWORK LLC

THE CORCORAN GROUP EASTSIDE, INC.

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Executive Vice President & Treasurer

[Signature Page to Registrations Rights Agreement – Convertible Notes]

AMERICAN TITLE COMPANY OF HOUSTON

ATCOH HOLDING COMPANY

BURNET TITLE LLC

BURNET TITLE HOLDING LLC

BURROW ESCROW SERVICES, INC.

CORNERSTONE TITLE COMPANY

EQUITY TITLE COMPANY

EQUITY TITLE MESSENGER SERVICE HOLDING LLC

FIRST CALIFORNIA ESCROW CORPORATION

FRANCHISE SETTLEMENT SERVICES LLC

GUARDIAN HOLDING COMPANY

GUARDIAN TITLE AGENCY, LLC

GUARDIAN TITLE COMPANY

GULF SOUTH SETTLEMENT SERVICES, LLC

KEYSTONE CLOSING SERVICES LLC

MARKET STREET SETTLEMENT GROUP LLC

MID-ATLANTIC SETTLEMENT SERVICES LLC

NATIONAL COORDINATION ALLIANCE LLC

NRT SETTLEMENT SERVICES OF MISSOURI LLC

NRT SETTLEMENT SERVICES OF TEXAS LLC

PROCESSING SOLUTIONS LLC

SECURED LAND TRANSFERS LLC

ST. JOE TITLE SERVICES LLC

TAW HOLDING INC.

TEXAS AMERICAN TITLE COMPANY

TITLE RESOURCE GROUP AFFILIATES HOLDINGS LLC

TITLE RESOURCE GROUP HOLDINGS LLC

TITLE RESOURCE GROUP LLC

TITLE RESOURCE GROUP SERVICES LLC

TITLE RESOURCES INCORPORATED

TRG SERVICES, ESCROW, INC.

TRG SETTLEMENT SERVICES, LLP

WAYDAN TITLE, INC.

WEST COAST ESCROW COMPANY

By:	/s/ Thomas N. Rispoli
Name:	Thomas N. Rispoli
Title:	Chief Financial Officer

[Signature Page to Registrations Rights Agreement – Convertible Notes]

BETTER HOMES AND GARDENS REAL ESTATE LLC

BETTER HOMES AND GARDENS REAL ESTATE

LICENSEE LLC

CENTURY 21 REAL ESTATE LLC

CGRN, INC.

COLDWELL BANKER LLC

COLDWELL BANKER REAL ESTATE LLC

ERA FRANCHISE SYSTEMS LLC

GLOBAL CLIENT SOLUTIONS LLC

ONCOR INTERNATIONAL LLC

REALOGY FRANCHISE GROUP LLC

REALOGY GLOBAL SERVICES LLC

REALOGY LICENSING LLC

SOTHEBY’S INTERNATIONAL REALTY AFFILIATES LLC

WORLD REAL ESTATE MARKETING LLC

By:	/s/ Andrew G. Napurano
Name:	Andrew G. Napurano
Title:	Chief Financial Officer

[Signature Page to Registrations Rights Agreement – Convertible Notes]

FSA MEMBERSHIP SERVICES, LLC

By:	/s/ Marilyn J. Wasser
Name:	Marilyn J. Wasser
Title:	Executive Vice President

[Signature Page to Registrations Rights Agreement – Convertible Notes]

ALPHA REFERRAL NETWORK LLC

ASSOCIATED CLIENT REFERRAL LLC

ASSOCIATES REALTY NETWORK

BURGDORFF LLC

BURGDORFF REFERRAL ASSOCIATES LLC

BURNET REALTY LLC

CAREER DEVELOPMENT CENTER, LLC

COLDWELL BANKER COMMERCIAL PACIFIC PROPERTIES LLC

COLDWELL BANKER PACIFIC PROPERTIES LLC

COLDWELL BANKER REAL ESTATE SERVICES LLC

COLDWELL BANKER RESIDENTIAL BROKERAGE COMPANY

COLDWELL BANKER RESIDENTIAL BROKERAGE LLC

COLDWELL BANKER RESIDENTIAL REAL ESTATE LLC

COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK

COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK, INC.

COLORADO COMMERCIAL, LLC

HOME REFERRAL NETWORK LLC

JACK GAUGHEN LLC

NRT ARIZONA LLC

NRT ARIZONA COMMERCIAL LLC

NRT ARIZONA REFERRAL LLC

NRT COLORADO LLC

NRT COLUMBUS LLC

NRT COMMERCIAL LLC

NRT COMMERCIAL UTAH LLC

NRT DEVELOPMENT ADVISORS LLC

NRT DEVONSHIRE LLC

NRT HAWAII REFERRAL, LLC

NRT LLC

NRT MID-ATLANTIC LLC

By:	/s/ Kevin R. Greene
Name:	Kevin R. Greene
Title:	Chief Financial Officer

[Signature Page to Registrations Rights Agreement – Convertible Notes]

NRT MISSOURI LLC

NRT MISSOURI REFERRAL NETWORK LLC

NRT NEW ENGLAND LLC

NRT NEW YORK LLC

NRT NORTHFORK LLC

NRT PITTSBURGH LLC

NRT REFERRAL NETWORK LLC

NRT RELOCATION LLC

NRT REOEXPERTS LLC

NRT SUNSHINE INC.

NRT TEXAS LLC

NRT UTAH LLC

REAL ESTATE REFERRAL LLC

REAL ESTATE REFERRALS LLC

REAL ESTATE SERVICES LLC

REFERRAL ASSOCIATES OF NEW ENGLAND LLC

REFERRAL NETWORK, LLC

REFERRAL NETWORK PLUS, INC.

SOTHEBY’S INTERNATIONAL REALTY, INC.

SOTHEBY’S INTERNATIONAL REALTY REFERRAL COMPANY, LLC

THE SUNSHINE GROUP (FLORIDA) LTD. CORP.

THE SUNSHINE GROUP, LTD.

VALLEY OF CALIFORNIA, INC.

By:	/s/ Kevin R. Greene
Name:	Kevin R. Greene
Title:	Chief Financial Officer

[Signature Page to Registrations Rights Agreement – Convertible Notes]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ David A. Dwyer
	Name:	David A. Dwyer
	Title:	Executive Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Malcolm Price
	Name:	Malcolm Price
	Title:	Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Goldman Sachs & Co.
(Goldman, Sachs & Co.)

[Signature Page to Registrations Rights Agreement – Convertible Notes]

SCHEDULE A

Guarantors

Associates Realty, Inc.

Associates Realty Network

Burrow Escrow Services, Inc.

Coldwell Banker Real Estate LLC

Coldwell Banker Residential Brokerage Company

Coldwell Banker Residential Real Estate LLC

Coldwell Banker Residential Referral Network

Cornerstone Title Company

Equity Title Company

Guardian Title Company

National Coordination Alliance LLC

Realogy Operations LLC

Referral Network Plus, Inc.

Valley of California, Inc.

West Coast Escrow Company

Colorado Commercial, LLC

Guardian Title Agency, LLC

NRT Colorado LLC

Referral Network, LLC

Associated Client Referral LLC

Better Homes and Gardens Real Estate Licensee LLC

Better Homes and Gardens Real Estate LLC

Burgdorff LLC

Burgdorff Referral Associates LLC

Career Development Center, LLC

Cartus Asset Recovery Corporation

Cartus Corporation

Cartus Partner Corporation

CDRE TM LLC

Century 21 Real Estate LLC

CGRN, Inc.

Coldwell Banker LLC

Coldwell Banker Real Estate Services LLC

Coldwell Banker Residential Brokerage LLC

Equity Title Messenger Service Holding LLC

ERA Franchise Systems LLC

FedState Strategic Consulting, Incorporated

First California Escrow Corporation

Franchise Settlement Services LLC

FSA Membership Services, LLC

Global Client Solutions LLC

Guardian Holding Company

Gulf South Settlement Services, LLC

Jack Gaughen LLC

Keystone Closing Services LLC

NRT Arizona Commercial LLC

NRT Arizona LLC

NRT Arizona Referral LLC

NRT Columbus LLC

NRT Commercial LLC

NRT Commercial Utah LLC

NRT Development Advisors LLC

NRT Devonshire LLC

NRT Hawaii Referral, LLC

NRT LLC

NRT Mid-Atlantic LLC

NRT Missouri LLC

NRT Missouri Referral Network LLC

NRT New England LLC

NRT New York LLC

NRT Northfork LLC

NRT Philadelphia LLC

NRT Pittsburgh LLC

NRT Referral Network LLC

NRT Relocation LLC

NRT REOExperts LLC

NRT Settlement Services of Missouri LLC

NRT Settlement Services of Texas LLC

NRT Sunshine Inc.

NRT Utah LLC

ONCOR International LLC

Real Estate Referral LLC

Real Estate Referrals LLC

Real Estate Services LLC

Realogy Franchise Group LLC

Realogy Global Services LLC

Realogy Licensing LLC

Realogy Services Group LLC

Realogy Services Venture Partner LLC

Secured Land Transfers LLC

Sotheby’s International Realty Affiliates LLC

Sotheby’s International Realty Licensee LLC

Sotheby’s International Realty Referral Company, LLC

Title Resource Group Affiliates Holdings LLC

Title Resource Group Holdings LLC

Title Resource Group LLC

Title Resource Group Services LLC

Title Resources Incorporated

TRG Services, Escrow, Inc.

World Real Estate Marketing LLC

WREM, Inc.

Referral Network LLC

St. Joe Title Services LLC

The Sunshine Group (Florida) Ltd. Corp.

Coldwell Banker Commercial Pacific Properties LLC

Coldwell Banker Pacific Properties LLC

NRT Insurance Agency, Inc.

Referral Associates of New England LLC

Mid-Atlantic Settlement Services LLC

Sotheby’s International Realty, Inc.

Burnet Realty LLC

Burnet Title LLC

Burnet Title Holding LLC

Home Referral Network LLC

Market Street Settlement Group LLC

The Corcoran Group Eastside, Inc.

The Sunshine Group, Ltd.

Coldwell Banker Residential Referral Network, Inc.

TRG Settlement Services, LLP

J. W. Riker – Northern R.I., Inc.

Lakecrest Title, LLC

Alpha Referral Network LLC

American Title Company of Houston

ATCOH Holding Company

NRT Texas LLC

Processing Solutions LLC

TAW Holding Inc.

Texas American Title Company

Waydan Title, Inc.

APPENDIX A

REALOGY CORPORATION

FORM OF NOTICE OF REGISTRATION STATEMENT AND

SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

Notice

Each of Realogy Corporation (the “Company”) and Domus Holdings Corp., a Delaware corporation and the indirect parent of the Company (“Holdings”) has filed, or intends shortly to file, with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-1 or such other Form as may be available (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s 11.00% Series A Convertible Senior Subordinated Notes due 2018 (CUSIP Nos. 75605E BK5, U7534P AM3 and 75605E BL3), 11.00% Series B Convertible Senior Subordinated Notes due 2018 (CUSIP Nos. 75605E BN9, U7534P AN1 and 75605E BP4) and 11.00% Series C Convertible Senior Subordinated Notes due 2018 (CUSIP Nos. 75605E BR0, U7534P AP6 and 75605E BS8) (collectively, the “Notes”), the related guarantees (the “Guarantees” and, together with the Notes, the “Debt Securities”) of Domus Holdings Corp. (“Holdings”) and the other guarantors (collectively, the “Guarantors”) and Class A common stock, par value $0.01 per share, of Holdings issuable upon conversion thereof (the “Class A Common Stock” and together with the Debt Securities, the “Registrable Securities”) in accordance with the terms of the Registration Rights Agreement, dated as of January 5, 2011 (the “Registration Rights Agreement”), between the Company, Holdings, the other Guarantors and the Dealer Managers parties thereto. A copy of the Registration Rights Agreement is available from the Company. All capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Registration Rights Agreement.

To sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a Selling Securityholder (as defined below) in the related Prospectus, deliver a Prospectus to purchasers of Registrable Securities, be subject to certain civil liability provisions of the Securities Act and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification rights and obligations, as described below). To be included in the Shelf Registration Statement, this Notice and Questionnaire must be properly completed, executed and delivered to the Company at the address set forth herein for receipt PRIOR TO OR ON the 20th calendar day from the receipt hereof (the “Notice and Questionnaire Deadline”). Beneficial Owners that do not complete this Notice and Questionnaire and deliver it to the Company prior to the Notice and Questionnaire Deadline as provided below will not be named as Selling Securityholders in the Shelf Registration Statement at the time it is declared effective and, therefore, will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement until we prepare and file a prospectus supplement or, if required, a post-effective amendment to the Shelf Registration Statement or an additional Shelf Registration Statement.

Certain legal consequences arise from being named as a Selling Securityholder in the Shelf Registration Statement and the related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a Selling Securityholder in the Shelf Registration Statement and the related Prospectus.

ELECTION

The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Prospectus forming a part of the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item III (unless otherwise specified under Item III). The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the Selling Securityholder has agreed to indemnify and hold harmless the Issuing Companies, the Guarantors and each person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective directors, officers, employees, representatives and agents, from and against certain losses arising in connection with statements concerning the Selling Securityholder made in the Shelf Registration Statement or the related Prospectus, or any amendment or supplement thereto or any state securities or “Blue Sky” application in reliance upon the information provided in this Notice and Questionnaire.

The Selling Securityholder hereby provides the following information to the Company and Holdings and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

I.	A. Full Legal Name of Selling Securityholder:

B. Full legal name of registered holder (if not the same as (A) above) through which Registrable Securities listed in (C) below are held:

C. Full legal name of DTC participant (if applicable and if not the same as (B) above) through which Registrable Securities listed in Item III are held:

II.	Address for notices to Selling Securityholders:

Telephone:

Fax:

Contact Person:

III.	Beneficial ownership of Registrable Securities:

A. Type of Registrable Securities beneficially owned, and principal amount of Notes or number of shares of Class A Common Stock, as the case may be, beneficially owned:

11.00% Series A Convertible Senior Subordinated

Notes due 2018 (CUSIP Nos. 75605E BK5, U7534P AM3 or 75605E BL3): $

11.00% Series B Convertible Senior Subordinated

Notes due 2018 (CUSIP Nos. 75605E BN9, U7534P AN1 or 75605E BP4): $

11.00% Series C Convertible Senior Subordinated

Notes due 2018 (CUSIP Nos. 75605E BR0, U7534P AP6 or 75605E BS8): $

Class A Common Stock:                                          Shares

IV.	Beneficial ownership of the Issuing Companies’ securities owned by the Selling Securityholder:

EXCEPT AS SET FORTH BELOW IN THIS ITEM IV, THE UNDERSIGNED IS NOT THE BENEFICIAL OR REGISTERED OWNER OF ANY SECURITIES OF THE COMPANY OR HOLDINGS OTHER THAN THE REGISTRABLE SECURITIES LISTED ABOVE IN ITEM III (“Other Securities”).

A. Type and amount of Other Securities beneficially owned by the Selling Securityholder:

B. CUSIP No(s). of such Other Securities beneficially owned:

V.	Relationship with the Company

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or their predecessors or affiliates) during the past three years.

State any exception here:

VI.	Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item III pursuant to the Shelf Registration Statement only as follows (if at all). Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions):

1. on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale;

2. in the over-the-counter market;

3. in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

4. through the writing of options.

In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities. State any exceptions here:

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Issuing Companies.

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees it will comply, with the prospectus delivery requirements and other provisions of the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement.

If the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item III above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items I through VI above and the inclusion of such information in the Shelf Registration Statement, the related Prospectus and any state securities or “Blue Sky” applications. The Selling Securityholder understands that such information will be relied upon by the Issuing Companies in connection with the preparation or amendment of the Shelf Registration Statement, the related Prospectus and any state securities or “Blue Sky” applications.

In accordance with the Selling Securityholder’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement or the related Prospectus, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

Once this Notice and Questionnaire is executed by the Selling Securityholders and received by the Company, the terms of this Notice and Questionnaire and the representations and warranties contained herein shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Issuing Companies and the Selling Securityholder with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item III above. This Notice and Questionnaire shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its authorized agent.

Dated:

Beneficial Owner

By:
Name:
Title:

Please return the properly completed and executed Notice and Questionnaire for receipt PRIOR TO OR ON THE 20TH CALENDAR DAY FROM RECEIPT HEREOF to Realogy Corporation at:

Realogy Corporation

One Campus Drive

Parsippany, NJ 07054

Attention: Secretary